Exhibit 99.2
CERTIFICATE OF DESIGNATIONS
OF
CONTINGENT CONVERTIBLE PERPETUAL NON-CUMULATIVE
PREFERRED STOCK, SERIES G,
WITHOUT PAR VALUE
OF
NATIONAL CITY CORPORATION
Pursuant to Section 151(g) of the
General Corporation Law
of the State of Delaware
     National City Corporation, a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Company”), in accordance with the provisions of Sections 103 and 151 thereof, Does Hereby Certify:
     First: The Amended and Restated Certificate of Incorporation of the Company authorizes the issuance of 5,000,000 shares of preferred stock, without par value, of the Company (“Preferred Stock”) in one or more series, and authorizes the Board of Directors of the Company (the “Board of Directors”) to fix by resolution or resolutions the designation of each series of Preferred Stock and the voting and other powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof.
     Second: The Board of Directors, in accordance with the provisions of the Amended and Restated Certificate of Incorporation, as amended, the First Restatement of By-laws of the Company and applicable law, adopted the following resolution as of April 20, 2008, creating a series of 70,000 shares of Preferred Stock of the Company designated as “Contingent Convertible Perpetual Non-Cumulative Preferred Stock, Series G”.
     Resolved, that pursuant to the provisions of the Amended and Restated Certificate of Incorporation, the First Restatement of By-laws of the Company and applicable law, a series of Preferred Stock, no par value, of the Company be and hereby is created, and that the designation and number of shares of such series, and the voting and other powers, designations, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series, are as follows:
     The preferences, limitations, voting powers and relative rights of the Contingent Convertible Perpetual Non-Cumulative Preferred Stock, Series G are as follows:

RIGHTS AND PREFERENCES
          Section 1. Designation. There is hereby created out of the authorized and unissued shares of preferred stock of the Company a series of preferred stock designated as the “Contingent Convertible Perpetual Non-Cumulative Preferred Stock, Series G” (the “Series G Preferred Stock”). The number of shares constituting such series shall be 70,000. The Series G Preferred Stock shall have no par value per share and a liquidation preference of $100,000 per share.
          Section 2. Ranking. The Series G Preferred Stock will, with respect to dividend rights and rights on liquidation, winding-up and dissolution, rank (i) on a parity with the Series F Preferred Stock, the Series D Preferred Stock and with each other class or series of equity securities of the Company the terms of which do not expressly provide that such class or series will rank senior or junior to the Series G Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to as “Parity Securities”), and (ii) senior to the Company’s common stock, par value $4.00 per share (the “Common Stock”) and each other class or series of capital stock outstanding or established after the Effective Date by the Company the terms of which do not expressly provide that it ranks on a parity with or senior to the Series G Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to as “Junior Securities”). The Company has the right to authorize and/or issue additional shares or classes or series of Junior Securities or Parity Securities without the consent of the Holders.
          Section 3. Definitions. Unless the context or use indicates another meaning or intent, the following terms shall have the following meanings, whether used in the singular or the plural:
          (a) “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
          (b) “Adjusted Liquidation Preference” has the meaning set forth in Section 5(a).
          (c) “Applicable Conversion Price” means the Conversion Price in effect at any given time.
          (d) “As-Converted Dividend” means, with respect to any Section 4(c) Dividend Period, the product of (i) the pro forma per share quarterly Common Stock dividend derived by (A) annualizing the last dividend declared during such Section 4(c) Dividend Period on the Common Stock and (B) dividing such annualized dividend by four and (ii) the number of shares of Common Stock into which a share of Series G

Preferred Stock would then be convertible (assuming receipt of the Stockholder Approvals and, if applicable, the Regulatory Approval); provided, however, that for any Section 4(c) Dividend Period during which no dividend on the Common Stock has been declared, the As-Converted Dividend shall be deemed to be $0.00.
          (e) “Board of Directors” means the board of directors of the Company or any committee thereof duly authorized to act on behalf of such board of directors.
          (f) “Business Day” means any day other than a Saturday, Sunday or any other day on which banks in New York City, New York or Cleveland, Ohio are generally required or authorized by law to be closed.
          (g) “Certificate of Designations” means this Certificate of Designations of National City Corporation, dated April 28, 2008.
          (h) “Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company, as amended.
          (i) “Closing Price” of the Common Stock (or other relevant capital stock or equity interest) on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price of the shares of the Common Stock (or other relevant capital stock or equity interest) on the New York Stock Exchange on such date. If the Common Stock (or other relevant capital stock or equity interest) is not traded on the New York Stock Exchange on any date of determination, the Closing Price of the Common Stock (or other relevant capital stock or equity interest) on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock (or other relevant capital stock or equity interest) is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Stock (or other relevant capital stock or equity interest) is so listed or quoted, or if the Common Stock (or other relevant capital stock or equity interest) is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock (or other relevant capital stock or equity interest) in the over-the-counter market as reported by Pink Sheets LLC or similar organization, or, if that bid price is not available, the market price of the Common Stock (or other relevant capital stock or equity interest) on that date as determined by a nationally recognized independent investment banking firm retained by the Company for this purpose.
          For purposes of this Certificate of Designations, all references herein to the “Closing Price” and “last reported sale price” of the Common Stock (or other relevant capital stock or equity interest) on the New York Stock Exchange shall be such closing sale price and last reported sale price as reflected on the website of the New York Stock Exchange (http://www.nyse.com) and as reported by Bloomberg Professional Service; provided that in the event that there is a discrepancy between the closing sale price or last reported sale price as reflected on the website of the New York Stock Exchange and as reported by Bloomberg Professional Service, the closing sale price and last reported sale price on the website of the New York Stock Exchange shall govern.
          (j) “Common Stock” has the meaning set forth in Section 2.
          (k) “Company” means National City Corporation, a Delaware corporation.
          (l) “Conversion Price” means for each share of Series G Preferred Stock, the Reference Purchase Price, provided, that such price as to a Holder’s Series G Preferred Stock shall be reduced by $0.50 for every six-month period following the Effective Date if the Stockholder Approvals and Regulatory Approval shall not have been obtained by such anniversary, up to a maximum reduction of $2.00, provided, that in the case that the Stockholder Approvals have been obtained, but the Regulatory Approval as to a Holder has not been obtained, such adjustments shall not be made in the Conversion Price for such Holder’s Series G Preferred Stock to the extent that the failure to receive such Regulatory Approval results from a material breach by such Holder (or an Affiliate of such Holder if such Holder is a transferee from an Affiliate of such Holder pursuant to the Investment Agreement referred to below) of its obligations to the Company under the applicable Investment Agreement, dated as of April 20, 2008, between the Company and such Holder (or one of its Affiliates, as applicable), with respect to the securing of such Regulatory Approval. The Conversion Price shall be subject to adjustment as set forth herein.
          (m) “Current Market Price” means, on any date, the average of the daily Closing Price per share of the Common Stock or other securities on each of the five consecutive Trading Days preceding the earlier of the day before the date in question and the day before the Ex-Date with respect to the issuance or distribution giving rise to an adjustment to the Conversion Price pursuant to Section 10.
          (n) “Effective Date” means the date on which shares of the Series G Preferred Stock are first issued.
          (o) “Exchange Property” has the meaning set forth in Section 11(a).
          (p) “Excluded Class” means any class or series of Preferred Stock with a liquidation preference that is less than $100,000 per share, unless the Certificate of Incorporation requires such class or series of Preferred Stock to vote in proportion to their respective liquidation preferences when voting together with the Series G Preferred Stock as a single class.
          (q) “Ex-Date”, when used with respect to any issuance or distribution, means the first date on which the Common Stock or other securities trade without the right to receive the issuance or distribution giving rise to an adjustment to the Conversion Price pursuant to Section 10.
          (r) “Holder” means the Person in whose name the shares of the Series G Preferred Stock are registered, which may be treated by the Company as the absolute owner of the shares of Series G Preferred Stock for the purpose of making payment and settling the related conversions and for all other purposes.
          (s) “Junior Securities” has the meaning set forth in Section 2.
          (t) “Liquidation Preference” means, as to the Series G Preferred Stock, $100,000 per share (as adjusted for any split, subdivision, combination, consolidation, recapitalization or similar event with respect to the Series G Preferred Stock).
          (u) “Mandatory Conversion Date” means, with respect to the shares of Series G Preferred Stock of any Holder, the day that is the fifth Business Day after which the Company and/or such Holder, as applicable as to a Holder, has received the Stockholder Approvals (or if a Reorganization Event has theretofore been consummated, the date of consummation of such Reorganization Event) and, if applicable, the Regulatory Approval, necessary to permit such Holder to convert such shares of Series G Preferred Stock into authorized Common Stock without such Conversion resulting in a Violation or, in the case of the Regulatory Approval, a violation of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder, provided, however, that if a Mandatory Conversion Date would otherwise occur on or after an Ex-Date for an issuance or distribution that results in an adjustment of the Conversion Price pursuant to Section 10 and on or before the Record Date for such issuance or distribution, such Mandatory Conversion Date shall instead occur on the first calendar day after the Record Date for such issuance or distribution.
          (v) “Notice of Mandatory Conversion” has the meaning set forth in Section 9(a).
          (w) “Parity Securities” has the meaning set forth in Section 2.
          (x) “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.
          (y) “Preferred Stock Directors” has the meaning set forth in Section 12(b).
          (z) “Record Date” has the meaning set forth in Section 4(e).
          (aa) “Reference Purchase Price” means $5.00.
          (bb) “Regulatory Approval” means, as to any Holder, to the extent applicable and required to permit such Holder to convert such Holder’s shares of Series G Preferred Stock into Common Stock and to own such Common Stock without such Holder being in violation of applicable law, rule or regulation, the receipt of approvals and authorizations of, filings and registrations with, notifications to, or expiration or termination of any applicable waiting period under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder.

          (cc) “Reorganization Event” has the meaning set forth in Section 11(a).
          (dd) “Section 4(b) Dividend Payment Date” has the meaning set forth in Section 4(d).
          (ee) “Section 4(c) Dividend Payment Date” has the meaning set forth in Section 4(c).
          (ff) “Section 4(c) Dividend Period” has the meaning set forth in Section 4(c).
          (gg) “Series D Preferred Stock” means the shares of the Company’s Series D Non-Voting Convertible Preferred Stock.
          (hh) “Series E Preferred Stock” means the shares of the Company’s Non-Cumulative Perpetual Preferred Stock, Series E, issuable to National City Preferred Capital Trust I in connection with its issuance of its 12.000% Fixed-to-Floating Rate of Normal APEX.
          (ii) “Series F Preferred Stock” means the shares of the Company’s 9.875% Fixed-to-Floating Rate Non-Cumulative Preferred Stock, Series F.
          (jj) “Special Dividend” has the meaning set forth in Section 4(c).
          (kk) “Special Dividend Rate” means (i) from and after September 30, 2008 to but not including December 31, 2008, 14%, (ii) from and after December 31, 2008 to but not including June 30, 2009, 15.5% and (iii) from and after June 30, 2009, 17%.
          (ll) “Stockholder Approvals” means all stockholder approvals necessary to (i) approve the conversion of the Series G Preferred Stock into Common Stock for purposes of Section 312.03 of the NYSE Listed Company Manual, and (ii) amend the Certificate of Incorporation to increase the number of authorized shares of Common Stock to at least such number as shall be sufficient to permit the full conversion of the Series G Preferred Stock into Common Stock.
          (mm) “Trading Day” means a day on which the shares of Common Stock:
     (i) are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business; and
     (ii) have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

          (nn) “Violation” means a violation of the stockholder approval requirements of Section 312.03 of the NYSE Listed Company Manual.
          Section 4. Dividends. (a) From and after the Effective Date, Holders shall be entitled to receive, when, as and if declared by the Board of Directors or a duly authorized committee of the Board of Directors, out of the funds legally available therefor, non-cumulative cash dividends in the amount determined as set forth in Section 4(b) and in Section 4(c), and no more.
          (b) Subject to Section 4(a), if the Board of Directors or a duly authorized committee of the Board of Directors declares and pays a cash dividend in respect of Common Stock, then the Board of Directors or such duly authorized committee of the Board of Directors shall declare and pay to the Holders of the Series G Preferred Stock, on the same dates on which such cash dividend is declared or paid, as applicable, on the Common Stock, a cash dividend in an amount per share of Series G Preferred Stock equal to the product of (i) the per share dividend declared and paid in respect of each share of Common Stock and (ii) the number of shares of Common Stock into which such share of Series G Preferred Stock is then convertible, assuming receipt of the Stockholder Approvals and, if applicable, the Regulatory Approval.
          (c) Commencing with the Section 4(c) Dividend Period (as defined below) relating to the Section 4(c) Dividend Payment Date (as defined below) on December 31, 2008, in lieu of the dividends provided for in Section 4(b), dividends shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, a “Section 4(c) Dividend Payment Date”) or, if any such day is not a Business Day, the next Business Day. Dividends payable pursuant to this Section 4(c), if, when and as declared by the Board of Directors or a duly authorized committee of the Board of Directors, will be, for each outstanding share of Series G Preferred Stock, payable in cash at an annual rate on the Liquidation Preference equal to the Special Dividend Rate (such dividend, the “Special Dividend”); provided that, in the event that the As-Converted Dividend for such Section 4(c) Dividend Period is greater than the Special Dividend, each outstanding share of Series G Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, the As-Converted Dividend rather than the Special Dividend. Dividends payable pursuant to this Section 4(c) will be computed on the basis of a 360-day year of twelve 30-day months and, for any Section 4(c) Dividend Period greater or less than a full Section 4(c) Dividend Period, will be computed on the basis of the actual number of days elapsed in the period divided by 360. No interest or sum of money in lieu of interest will be paid on any dividend payment on a Series G Preferred Stock paid later than the scheduled Section 4(c) Dividend Payment Date. Each period from and including a Section 4(c) Dividend Payment Date to but excluding the following Section 4(c) Dividend Payment Date is herein referred to as a “Section 4(c) Dividend Period”.
          (d) Dividends payable pursuant to Section 4(b) shall be payable on the same date (each, a “Section 4(b) Dividend Payment Date”) that dividends are payable to holders of shares of Common Stock, and no dividends shall be payable to holders of shares of Common Stock unless the full dividends contemplated by Section 4(b) are paid at the same time in respect of the Series G Preferred Stock.
          (e) Each dividend will be payable to Holders of record as they appear in the records of the Company at the close of business on the same record date (each, a “Record Date”), which (i) with respect to dividends payable pursuant to Section 4(b), shall be the same day as the record date for the payment of the corresponding dividends to the holders of shares of Common Stock and (ii) with respect to dividends payable pursuant to Section 4(c), shall be on the first day of the month in which the relevant Section 4(c) Dividend Payment Date occurs or, if such date is not a Business Day, the first Business Day of such month.
          (f) Dividends on the Series G Preferred Stock are non-cumulative. Without limiting the provisions set forth in Section 7(b), if the Board of Directors does not declare a dividend on the Series G Preferred Stock in respect of any dividend period, the Holders will have no right to receive any dividend for such dividend period, and the Company will have no obligation to pay a dividend for such dividend period, whether or not dividends are declared and paid for any future dividend period with respect to the Series G Preferred Stock or the Common Stock or any other class or series of the Company’s preferred stock.
          (g) If full quarterly dividends payable pursuant to Section 4(c) on all outstanding shares of the Series G Preferred Stock for any Section 4(c) Dividend Period have not been declared and paid, or declared and funds set aside therefor the Company shall not declare or pay dividends with respect to, or redeem, purchase or acquire any of, its Junior Securities during the next succeeding Section 4(c) Dividend Period, other than (i) redemptions, purchases or other acquisitions of Junior Securities in connection with any benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or in connection with a dividend reinvestment or stockholder stock purchase plan, (ii) any declaration of a dividend in connection with any stockholders’ rights plan, or the issuance of rights, stock or other property under any stockholders’ rights plan, or the redemption or repurchase of rights pursuant thereto and (iii) conversions into or exchanges for other Junior Securities and cash solely in lieu of fractional shares of the Junior Securities. If dividends payable pursuant to Section 4(c) for any Section 4(c) Dividend Payment Date are not paid in full, or declared and funds set aside therefor on the shares of the Series G Preferred Stock and there are issued and outstanding shares of Parity Securities with the same Section 4(c) Dividend Payment Date, then all dividends declared on shares of the Series G Preferred Stock and such Parity Securities on such date shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as full quarterly dividends per share payable on the shares of the Series G Preferred Stock pursuant to Section 4(c) and all such Parity Securities otherwise payable on such Section 4(c) Dividend Payment Date (subject to their having been declared by the Board of Directors out of legally available funds and including, in the case of any such Parity Securities that bear cumulative dividends, all accrued but unpaid dividends) bear to each other. However, the foregoing provisions shall not restrict the ability of any affiliate of the Company to engage in any market making transactions in Junior Securities in the ordinary course of business.
          (h) If the Mandatory Conversion Date with respect to any share of Series G Preferred Stock is prior to the record date for the payment of any dividend on the Common Stock, the Holder of such share of Series G Preferred Stock will not have the right to receive any corresponding dividends on the Series G Preferred Stock. If the Mandatory Conversion Date with respect to any share of Series G Preferred Stock is after the Record Date for any declared dividend and prior to the payment date for that dividend, the Holder thereof shall receive that dividend on the relevant payment date if such Holder was the Holder of record on the Record Date for that dividend.
          Section 5. Liquidation. (a) In the event the Company voluntarily or involuntarily liquidates, dissolves or winds up, the Holders at the time shall be entitled to receive liquidating distributions in the amount that is the higher of (i) the Liquidation Preference per share of Series G Preferred Stock and (ii) the Adjusted Liquidation Preference per share of Series G Preferred Stock, plus an amount equal to any declared but unpaid dividends thereon to and including the date of such liquidation, out of assets legally available for distribution to the Company’s stockholders, before any distribution of assets is made to the holders of the Common Stock or any other Junior Securities. “Adjusted Liquidation Preference” means the amount of the liquidating distributions, as determined by the Company (or the trustee or other Person or Persons administering its liquidation, dissolution or winding-up in accordance with applicable law) as of a date that is at least 10 Business Days before the first liquidating distribution is made on Series G Preferred Stock, that would be made on the number of shares of Common Stock equal to the Liquidation Preference divided by the Applicable Conversion Price if all of the outstanding shares of Series G Preferred Stock had been converted into Common Stock on such date of determination and prior to any liquidating distribution having been made on shares of Series G Preferred Stock. The Company shall notify each Holder of the amount it has calculated as the Adjusted Liquidation Preference per share of Series G Preferred Stock by first class mail, postage prepaid, addressed to the Holders at their respective last addresses appearing on the books of the Company. Such mailing shall be made not later than five Business Days before the first liquidating distribution is made on shares of Series G Preferred Stock.
          (b) In the event the assets of the Company available for distribution to stockholders upon any liquidation, dissolution or winding-up of the affairs of the Company, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series G Preferred Stock and the corresponding amounts payable on any Parity Securities, Holders and the holders of such Parity Securities shall share ratably in any distribution of assets of the Company in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.
          (c) The Company’s consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into the Company, or the sale of all or substantially all of the Company’s property or business will not constitute its liquidation, dissolution or winding up.
          Section 6. Maturity. The Series G Preferred Stock shall be perpetual unless converted in accordance with this Certificate of Designations.
          Section 7. Redemptions.
          (a) Optional Redemption. The Series G Preferred Stock may not be redeemed by the Company prior to April 29, 2013. After April 29, 2013, the Company, at its option, may redeem, in whole at any time or in part from time to time (provided, that the Company may not exercise its right to redeem the Series G Preferred Stock at any time after it has entered into an agreement to effect a Reorganization Event and prior to the consummation thereof or a termination of such agreement prior to the consummation thereof), the shares of Series G Preferred Stock at the time outstanding, upon notice given as provided in Section 7(c) below, at a redemption price per share equal to the greater of (i) 125% of the Liquidation Preference and (ii) the average of the Closing Prices of the Common Stock for the ten Trading Days ending on the sixth Trading Day prior to the date of redemption multiplied by the number of shares of Common Stock into which one share of Series G Preferred Stock would be convertible on such date if such date were the Mandatory Conversion Date, together (except as otherwise provided hereinbelow) with (x) an amount equal to any dividends that have been declared but not paid prior to the redemption date and (y) an amount equal to any dividends referenced in Section 4(b) and Section 4(c) (whether or not scheduled) between the Effective Date and the redemption date that were not declared and paid prior to the redemption date. The redemption price for any shares of Series G Preferred Stock shall be payable on the redemption date to the Holder of such shares against surrender of the certificate(s) evidencing such shares to the Company or its agent. Any declared but unpaid dividends payable on a redemption date that occurs subsequent to a Record Date shall not be paid to the Holder entitled to receive the redemption price on the redemption date, but rather shall be paid to the holder of record of the redeemed shares on such Record Date.
          (b) No Sinking Fund. The Series G Preferred Stock will not be subject to any mandatory redemption, sinking fund or other similar provisions. Holders of Series G Preferred Stock will have no right to require redemption of any shares of Series G Preferred Stock.
          (c) Notice of Redemption. Notice of every redemption of shares of Series G Preferred Stock shall be given by first class mail, postage prepaid, addressed to the Holders of the shares to be redeemed at their respective last addresses appearing on the books of the Company. Such mailing shall be at least 30 days and not more than 60 days before the date fixed for redemption; provided, however, that failure to give such notice by mail, or any defect in such notice or in the mailing thereof, to any Holder of shares of Series G Preferred Stock designated for redemption shall not affect the validity of the proceedings for the redemption of any other shares of Series G Preferred Stock to be so redeemed except as to the Holder to whom the Company has failed to give such notice or except as to the Holder to whom notice was defective. Notwithstanding the foregoing, if the Series G Preferred Stock or any depositary shares representing interests in the Series G Preferred Stock are issued in book-entry form through The Depository Trust Company or any other similar facility, notice of redemption may be given to the Holders of Series G Preferred Stock at such time and in any manner permitted by such facility. Each such notice given to a Holder shall state: (1) the redemption date; (2) the number of shares of Series G Preferred Stock to be redeemed and, if less than all the shares held by such Holder are to be redeemed, the number of such shares to be redeemed from such Holder; (3) the redemption price (or manner of determination of the redemption price); and (4) the place or places where certificates for such shares are to be surrendered for payment of the redemption price.
          (d) Partial Redemption. In case of any redemption of only part of the shares of Series G Preferred Stock at the time outstanding, the shares to be redeemed shall be selected pro rata. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without charge to the Holder thereof.
          (e) Effectiveness of Redemption. If notice of redemption has been duly given as provided in Section 7(c) and if on or before the redemption date specified in the notice all funds necessary for the redemption have been set aside by the Company, separate and apart from its other funds, in trust for the pro rata benefit of the Holders of the shares called for redemption, so as to be and continue to be available therefor, then, notwithstanding that any certificate for any share so called for redemption has not been surrendered for cancellation, on and after the redemption date unless the Company defaults in the payment of the redemption price, in which case such rights shall continue until the redemption price is paid, dividends shall cease to accrue on all shares so called for redemption, all shares so called for redemption shall no longer be deemed outstanding and all rights with respect to such shares shall forthwith on such redemption date cease and terminate, except only the right of the Holders thereof to receive the amount payable on such redemption, without interest. Any funds unclaimed at the end of two years from the redemption date shall, to the extent permitted by law, be released to the Company, after which time the Holders of the shares so called for redemption shall look only to the Company for payment of the redemption price of such shares. Shares of outstanding Series G Preferred Stock that are redeemed, purchased or otherwise acquired by the Company, or converted into another series of Preferred Stock, shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock undesignated as to series.
          Section 8. Mandatory Conversion. Effective as of the close of business on the Mandatory Conversion Date with respect to the shares of Series G Preferred Stock of a Holder, such Holder’s shares of Series G Preferred Stock shall automatically convert into shares of Common Stock as set forth below. The number of shares of Common Stock into which a share of Series G Preferred Stock shall be convertible shall be determined by dividing the Liquidation Preference by the Applicable Conversion Price (subject to the conversion procedures of Section 9 hereof) plus cash in lieu of fractional shares in accordance with Section 13 hereof.

          Section 9. Conversion Procedures.
          (a) Each Holder shall, promptly upon receipt of each Regulatory Approval applicable to such Holder, provide written notice to the Company of such receipt. Upon occurrence of the Mandatory Conversion Date with respect to shares of any Holder, the Company shall provide notice of such conversion to such Holder (such notice a “Notice of Mandatory Conversion”). In addition to any information required by applicable law or regulation, the Notice of Mandatory Conversion with respect to such Holder shall state, as appropriate:
     (i) the Mandatory Conversion Date applicable to such Holder;
     (ii) the number of shares of Common Stock to be issued upon conversion of each share of Series G Preferred Stock held of record by such Holder and subject to such mandatory conversion; and
     (iii) the place or places where certificates for shares of Series G Preferred Stock held of record by such Holder are to be surrendered for issuance of certificates representing shares of Common Stock.
          (b) In the event that some, but not all, of the Stockholder Approvals or Regulatory Approval applicable to a particular Holder are obtained, such that the Mandatory Conversion Date shall have occurred with respect to some, but not all, of the shares of Series G Preferred Stock held by such Holder, such Holder shall be entitled to select the shares to be surrendered pursuant to this Section 9 such that, after such surrender, such Holder no longer holds shares of Series G Preferred Stock as to which the Mandatory Conversion Date shall have occurred. In the event that such Holder fails to surrender the required number of shares pursuant to this Section 9 within 30 days after delivery of the Mandatory Conversion Date, the Company shall, by written notice to such Holder, indicate which shares have been converted pursuant to Section 8. Effective immediately prior to the close of business on the Mandatory Conversion Date with respect to any share of Preferred Stock, dividends shall no longer be declared on any such converted share of Series G Preferred Stock and such share of Series G Preferred Stock shall cease to be outstanding, in each case, subject to the right of the Holder to receive any declared and unpaid dividends on such share to the extent provided in Section 4(h) and any other payments to which such Holder is otherwise entitled pursuant to Section 8, Section 11 or Section 13 hereof, as applicable.
          (c) No allowance or adjustment, except pursuant to Section 10, shall be made in respect of dividends payable to holders of the Common Stock of record as of any date prior to the close of business on the Mandatory Conversion Date with respect to any share of Series G Preferred Stock. Prior to the close of business on the Mandatory Conversion Date with respect to any share of Series G Preferred Stock, shares of Common Stock issuable upon conversion thereof, or other securities issuable upon conversion of, such share of Series G Preferred Stock shall not be deemed outstanding for any purpose, and the Holder thereof shall have no rights with respect to the Common Stock or other securities issuable upon conversion (including voting rights, rights to respond to tender offers for the Common Stock or other securities issuable upon conversion and rights to receive any dividends or other distributions on the Common Stock or other securities issuable upon conversion) by virtue of holding such share of Series G Preferred Stock.
          (d) Shares of Series G Preferred Stock duly converted in accordance with this Certificate of Designations, or otherwise reacquired by the Company, will resume the status of authorized and unissued preferred stock, undesignated as to series and available for future issuance. The Company may from time-to-time take such appropriate action as may be necessary to reduce the authorized number of shares of Series G Preferred Stock; provided, however, that the Company shall not take any such action if such action would reduce the authorized number of shares of Series G Preferred Stock below the number of shares of Series G Preferred Stock then outstanding.
          (e) The Person or Persons entitled to receive the Common Stock and/or cash, securities or other property issuable upon conversion of Series G Preferred Stock shall be treated for all purposes as the record holder(s) of such shares of Common Stock and/or securities as of the close of business on the Mandatory Conversion Date with respect thereto. In the event that a Holder shall not by written notice designate the name in which shares of Common Stock and/or cash, securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon conversion of shares of Series G Preferred Stock should be registered or paid or the manner in which such shares should be delivered, the Company shall be entitled to register and deliver such shares, and make such payment, in the name of the Holder and in the manner shown on the records of the Company.
          (f) On the Mandatory Conversion Date with respect to any share of Series G Preferred Stock, certificates representing shares of Common Stock shall be issued and delivered to the Holder thereof or such Holder’s designee upon presentation and surrender of the certificate evidencing the Series G Preferred Stock to the Company and, if required, the furnishing of appropriate endorsements and transfer documents and the payment of all transfer and similar taxes.
          Section 10. Anti-Dilution Adjustments.
          (a) The Conversion Price shall be subject to the following adjustments.
     (i) Stock Dividends and Distributions. If the Company pays dividends or other distributions on the Common Stock in shares of Common Stock, then the Conversion Price in effect immediately prior to the Ex-Date for such dividend or distribution will be multiplied by the following fraction:

OS0 OS1
     Where,

OS0	=	the number of shares of Common Stock outstanding immediately prior to Ex-Date for such dividend or distribution.

OS1	=	the sum of the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such dividend or distribution plus the total number of shares of Common Stock constituting such dividend or distribution.
For the purposes of this clause (i), the number of shares of Common Stock at the time outstanding shall not include shares acquired by the Company. If any dividend or distribution described in this clause (i) is declared but not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to make such dividend or distribution, to such Conversion Price that would be in effect if such dividend or distribution had not been declared.
     (ii) Subdivisions, Splits and Combination of the Common Stock. If the Company subdivides, splits or combines the shares of Common Stock, then the Conversion Price in effect immediately prior to the effective date of such share subdivision, split or combination will be multiplied by the following fraction:

OS0 OS1
     Where,

OS0	=	the number of shares of Common Stock outstanding immediately prior to the effective date of such share subdivision, split or combination.

OS1	=	the number of shares of Common Stock outstanding immediately after the opening of business on the effective date of such share subdivision, split or combination.
For the purposes of this clause (ii), the number of shares of Common Stock at the time outstanding shall not include shares acquired by the Company. If any subdivision, split or combination described in this clause (ii) is announced but the outstanding shares of Common Stock are not subdivided, split or combined, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to subdivide, split or combine the outstanding shares of Common Stock, to such Conversion Price that would be in effect if such subdivision, split or combination had not been announced.

     (iii) Issuance of Stock Purchase Rights. If the Company issues to all holders of the shares of Common Stock rights or warrants (other than rights or warrants issued pursuant to a dividend reinvestment plan or share purchase plan or other similar plans) entitling them, for a period of up to 45 days from the date of issuance of such rights or warrants, to subscribe for or purchase the shares of Common Stock at less than the Current Market Price on the date fixed for the determination of stockholders entitled to receive such rights or warrants, then the Conversion Price in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

OS0 + Y OS0 + X
     Where,

OS0	=	the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such distribution.

X	=	the total number of shares of Common Stock issuable pursuant to such rights or warrants.

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the Current Market Price on the date fixed for the determination of shareholders entitled to receive such rights or warrants.
For the purposes of this clause (iii), the number of shares of Common Stock at the time outstanding shall not include shares acquired by the Company. The Company shall not issue any such rights or warrants in respect of shares of the Common Stock acquired by the Company. In the event that such rights or warrants described in this clause (iii) are not so issued, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to issue such rights or warrants, to the Conversion Price that would then be in effect if such issuance had not been declared. To the extent that such rights or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Conversion Price shall be readjusted to such Conversion Price that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In determining the aggregate offering price payable for such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration (if other than cash, to be determined by the Board of Directors).

     (iv) Debt or Asset Distributions. If the Company distributes to all holders of shares of Common Stock evidences of indebtedness, shares of capital stock, securities, cash or other assets (excluding any dividend or distribution referred to in clause (i) above, any rights or warrants referred to in clause (iii) above, any dividend or distribution paid exclusively in cash, any consideration payable in connection with a tender or exchange offer made by the Company or any of its subsidiaries, and any dividend of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of certain spin-off transactions as described below), then the Conversion Price in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

SP0 - FMV SP0
     Where,

SP0	=	the Current Market Price per share of Common Stock on such date.

FMV	=	the fair market value of the portion of the distribution applicable to one share of Common Stock on such date as determined by the Board of Directors.
In a “spin-off”, where the Company makes a distribution to all holders of shares of Common Stock consisting of capital stock of any class or series, or similar equity interests of, or relating to, a subsidiary or other business unit, the Conversion Price will be adjusted on the fifteenth Trading Day after the effective date of the distribution by multiplying such Conversion Price in effect immediately prior to such fifteenth Trading Day by the following fraction:

MP0 MP0+ MPs
     Where,

MP0	=	the average of the Closing Prices of the Common Stock over the first ten Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution.

MPs	=	the average of the Closing Prices of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock over the first ten Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution, or, if not traded on a national or regional securities exchange or over-the-counter market, the fair market value of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock on such date as determined by the Board of Directors.
In the event that such distribution described in this clause (iv) is not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay or make such dividend or distribution, to the Conversion Price that would then be in effect if such dividend or distribution had not been declared.
     (v) Cash Distributions. If the Company makes a distribution consisting exclusively of cash to all holders of the Common Stock, excluding (a) any cash dividend on the Common Stock to the extent a corresponding cash dividend is paid on the Series G Preferred Stock pursuant to Section 4(b), (b) any cash that is distributed in a Reorganization Event or as part of a “spin-off” referred to in clause (iv) above, (c) any dividend or distribution in connection with the Company’s liquidation, dissolution or winding up, and (d) any consideration payable in connection with a tender or exchange offer made by the Company or any of its subsidiaries, then in each event, the Conversion Price in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

SP0 - DIV SP0
     Where,

SP0	=	the Closing Price per share of Common Stock on the Trading Day immediately preceding the Ex-Date.

DIV	=	the amount per share of Common Stock of the cash distribution, as determined pursuant to the introduction to this paragraph (v).
In the event that any distribution described in this clause (v) is not so made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such distribution, to the Conversion Price which would then be in effect if such distribution had not been declared.
     (vi) Self Tender Offers and Exchange Offers. If the Company or any of its subsidiaries successfully completes a tender or exchange offer for the Common Stock where the cash and the value of any other consideration included in the payment per share of the Common Stock exceeds the Closing Price per share of the Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer, then the Conversion Price in effect at the close of business on such immediately succeeding Trading Day will be multiplied by the following fraction:

OS0 x SP0 AC + (SP0 x OS1)
     Where,

SP0	=	the Closing Price per share of Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer.

OS0	=	the number of shares of Common Stock outstanding immediately prior to the expiration of the tender or exchange offer, including any shares validly tendered and not withdrawn.

OS1	=	the number of shares of Common Stock outstanding immediately after the expiration of the tender or exchange offer.

AC	=	the aggregate cash and fair market value of the other consideration payable in the tender or exchange offer, as determined by the Board of Directors.
In the event that the Company, or one of its subsidiaries, is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company, or such subsidiary, is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Price shall be readjusted to be such Conversion Price that would then be in effect if such tender offer or exchange offer had not been made.
     (vii) Rights Plans. To the extent that the Company has a rights plan in effect with respect to the Common Stock on the Mandatory Conversion Date, upon conversion of any shares of the Series G Preferred Stock, Holders will receive, in addition to the             shares of Common Stock, the rights under the rights plan, unless, prior to the Mandatory Conversion Date, the rights have separated from the shares of Common Stock, in which case the Conversion Price will be adjusted at the time of separation as if the Company had made a distribution to all holders of the Common Stock as described in clause (iv) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.
          (b) The Company may make such decreases in the Conversion Price, in addition to any other decreases required by this Section 10, if the Board of Directors deems it advisable to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of shares of Common Stock (or issuance of rights or warrants to acquire shares of Common Stock) or from any event treated as such for income tax purposes or for any other reason.
          (c) (i) All adjustments to the Conversion Price shall be calculated to the nearest 1/10 of a cent. No adjustment in the Conversion Price shall be required if such adjustment would be less than $0.01; provided, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided further that on the Mandatory Conversion Date adjustments to the Conversion Price will be made with respect to any such adjustment carried forward and which has not been taken into account before such date.
     (ii) No adjustment to the Conversion Price shall be made if Holders may participate in the transaction that would otherwise give rise to an adjustment, as a result of holding the Series G Preferred Stock (including without limitation pursuant to Section 4(b) hereof), without having to convert the Series G Preferred Stock, as if they held the full number of shares of Common Stock into which a share of the Series G Preferred Stock may then be converted.
     (iii) The Applicable Conversion Price shall not be adjusted:
          (A) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any such plan;
          (B) upon the issuance of any shares of Common Stock or rights or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its subsidiaries;
          (C) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date shares of the Series G Preferred Stock were first issued and not substantially amended thereafter;
          (D) for a change in the par value or no par value of Common Stock; or
          (E) for accrued and unpaid dividends on the Series G Preferred Stock.
          (d) Whenever the Conversion Price is to be adjusted in accordance with Section 10(a) or Section 10(b), the Company shall: (i) compute the Conversion Price in accordance with Section 10(a) or Section 10(b), taking into account the one percent threshold set forth in Section 10(c) hereof; (ii) as soon as practicable following the occurrence of an event that requires an adjustment to the Conversion Price pursuant to

Section 10(a) or Section 10(b), taking into account the one percent threshold set forth in Section 10(c) hereof (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), provide, or cause to be provided, a written notice to the Holders of the occurrence of such event; and (iii) as soon as practicable following the determination of the revised Conversion Price in accordance with Section 10(a) or Section 10(b) hereof, provide, or cause to be provided, a written notice to the Holders setting forth in reasonable detail the method by which the adjustment to the Conversion Price was determined and setting forth the revised Conversion Price.
          Section 11. Reorganization Events. (a) In the event that, prior to the Mandatory Conversion Date with respect to the shares of Series G Preferred Stock of any Holder there occurs:
     (i) any consolidation, merger or other similar business combination of the Company with or into another Person, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Company or another Person;
     (ii) any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Company, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Company or another Person;
     (iii) any reclassification of the Common Stock into securities including securities other than the Common Stock; or
     (iv) any statutory exchange of the outstanding shares of Common Stock for securities of another Person (other than in connection with a merger or acquisition);
(any such event specified in this Section 11(a), a “Reorganization Event”); then each share of such Holder’s Series G Preferred Stock outstanding immediately prior to such Reorganization Event shall remain outstanding but shall automatically convert, effective as of the close of business on the Mandatory Conversion Date with respect to the shares of Series G Preferred Stock of such Holder (with the term “Regulatory Approval” applied for such purpose, as applicable, to the surviving entity in such Reorganization Event and its securities included in the Exchange Property (as defined below)), into the type and amount of securities, cash and other property receivable in such Reorganization Event by the holder (excluding the counterparty to the Reorganization Event or an affiliate of such counterparty) of the greater of (i) the number of shares of Common Stock into which one share of Series G Preferred Stock would then be convertible assuming the receipt of the Regulatory Approval and (ii) the number of shares of Common Stock that, if one share of Series G Preferred Stock were converted into such number of shares, would result in the fair market value of the securities, cash and other property receivable in such Reorganization Event by a Holder of such number of shares equaling the Liquidation Preference (such securities, cash and other property, the “Exchange Property”). In the event that a Reorganization Event referenced in Section 11(a) involves common stock as all or part of the consideration being offered in a fixed exchange ratio transaction, the fair market value per share of such common stock shall be determined by reference to the average of the closing prices of such common stock for the ten Trading Day period ending immediately prior to the consummation of such Reorganization Event.
          (b) In the event that holders of the shares of Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the consideration that the Holders are entitled to receive shall be deemed to be the types and amounts of consideration received by the majority of the holders of the shares of Common Stock that affirmatively make an election.
          (c) The above provisions of this Section 11 shall similarly apply to successive Reorganization Events and the provisions of Section 10 shall apply to any shares of capital stock of the Company (or any successor) received by the holders of the Common Stock in any such Reorganization Event.
          (d) The Company (or any successor) shall, within seven days of the consummation of any Reorganization Event, provide written notice to the Holders of such consummation of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 11.
          (e) The Company shall not enter into any agreement for a transaction constituting a Reorganization Event unless such agreement provides for or does not interfere with or prevent (as applicable) conversion of the Series G Preferred Stock into the Exchange Property in a manner that is consistent with and gives effect to this Section 11.
          Section 12. Voting Rights. (a) Holders will not have any voting rights, including the right to elect any directors, except (i) voting rights, if any, required by law, and (ii) voting rights, if any, described in this Section 12.
          (b) (i) If and when the dividends on the Series G Preferred Stock or on any other class or series of Parity Securities have not been declared and paid (i) in the case of the Series G Preferred Stock and any other class or series of Parity Securities bearing non-cumulative dividends, in full for at least six quarterly dividend periods or their equivalents (whether or not consecutive), or (ii) in the case of Parity Securities bearing cumulative dividends, in an aggregate amount equal to full dividends for at least six quarterly dividend periods or their equivalent (whether or not consecutive), the authorized number of directors then constituting the Board of Directors shall automatically be increased by two. Holders of Series G Preferred Stock, together with the holders of all other affected classes and series of Parity Securities, voting as a single class, shall be entitled to elect the two additional members of the Board of Directors (the “Preferred Stock Directors”) at any annual or special meeting of stockholders at which directors are to be elected or any special meeting of the holders of the Series G Preferred Stock and any Parity Securities for which dividends have not been paid, called as provided below, but only if the election of any Preferred Stock Directors would not cause the Company to violate the corporate governance requirements of the New York Stock Exchange, Inc. (or any other exchange on which securities of the Company may then be listed) that listed companies must have a majority of independent directors. In addition, the Board of Directors shall at no time have more than two Preferred Stock Directors.
          (ii) At any time after the holders of Series G Preferred Stock have the vested power to vote for Preferred Stock Directors, the Secretary of the Company may, and upon the written request of holders of record of at least 20% of the outstanding shares of Series G Preferred Stock and Parity Securities (addressed to the Secretary of the Company) must, call a special meeting of the holders of Series G Preferred Stock and Parity Securities for the election of the Preferred Stock Directors. Notice for a special meeting will be given in a similar manner to that provided in the Company’s bylaws for a special meeting of the stockholders, which the Company will provide upon request, or as required by law. If the Secretary of the Company is required to call a meeting but does not do so within 20 days after receipt of any such request, then any holder of shares of Series G Preferred Stock may (at the Company’s expense) call such meeting, upon notice as provided in this Section 12(b)(ii), and for that purpose will have access to the Company’s stock books. The Preferred Stock Directors elected at any such special meeting shall hold office until the next annual meeting of the stockholders unless they have been previously terminated as described below. In case any vacancy occurs among the Preferred Stock Directors, a successor shall be elected by the Board of Directors to serve until the next annual meeting of the stockholders upon the nomination of the then remaining Preferred Stock Director or, if none remains in office, by the vote of the holders of record of a majority of the voting power of the outstanding shares of Series G Preferred Stock and all Parity Securities, voting as a single class. The Preferred Stock Directors shall each be entitled to one vote per director on any matter.
          (iii) Whenever full dividends have been paid on the Series G Preferred Stock and any non-cumulative Parity Securities for at least one year and all dividends on any cumulative Parity Securities have been paid in full, then the right of the holders of Series G Preferred Stock to elect the Preferred Stock Directors shall cease (but subject always to the same provisions for the vesting of these voting rights in the case of any similar non-payment of dividends in respect of future Dividend Periods), the terms of office of all Preferred Stock Directors will immediately terminate and the number of directors constituting the Board of Directors shall automatically be reduced accordingly.
          (iv) Unless the Certificate of Incorporation is amended to require different classes and series of preferred stock to vote in proportion to their respective liquidation preferences when voting together with the Series G Preferred Stock as a single class, so long as any shares of Series G Preferred Stock have been issued and are outstanding, any class or series of Parity Securities hereafter authorized and issued at any time by the Company shall have a liquidation preference that is not less than $100,000 per share.
          (c) So long as any shares of Series G Preferred Stock are outstanding, the vote or consent of the Holders of two-thirds of the shares of Series G Preferred Stock at the time outstanding voting as a single class with all other classes and series of Parity Securities having similar voting rights then outstanding (other than the Series D Preferred

Stock, the Series E Preferred Stock (if issued) and any Excluded Class), given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating, whether or not such approval is required by Delaware law, any amendment or alteration (including by means of a merger, consolidation or otherwise) of the Company’s Certificate of Incorporation to authorize or create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of the Company’s capital stock ranking prior to the Series G Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Company.
          (d) So long as any shares of Series G Preferred Stock are outstanding, the vote or consent of the Holders of a majority of the shares of Series G Preferred Stock at the time outstanding, voting as a single class with all other classes and series of Parity Securities having similar voting rights then outstanding, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating any of the following actions, whether or not such approval is required by Delaware law:
     (i) any amendment, alteration or repeal (including by means of a merger, consolidation or otherwise) of any provision of the Certificate of Incorporation (including this Certificate of Designations) or the Company’s bylaws that would alter or change the rights, preferences or privileges of the Series G Preferred Stock so as to affect them adversely; or
     (ii) the consummation of a binding share exchange or reclassification involving the Series G Preferred Stock or a merger or consolidation of the Company with another entity, except that Holders will have no right to vote under this provision or under Delaware law if the Company shall have complied with Section 11(e) with respect to such transaction;
provided, however, that any increase in the amount of the authorized preferred stock or any securities convertible into preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of any series of preferred stock (other than the Series F Preferred Stock) or any securities convertible into preferred stock ranking equally with and/or junior to the Series G Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon the Company’s liquidation, dissolution or winding up will not, in and of itself, be deemed to adversely affect the voting powers, preferences or special rights of the Series G Preferred Stock and, notwithstanding any provision of Delaware law, Holders will have no right to vote solely by reason of such an increase, creation or issuance.
Each holder of Series G Preferred Stock will have one vote per share on any matter on which holders of Series G Preferred Stock are entitled to vote, including any action by written consent.

If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would adversely affect one or more but not all series of preferred stock with like voting rights (including the Series G Preferred Stock for this purpose), then only the series affected and entitled to vote shall vote as a class in lieu of all such series of preferred stock.
          (e) Notwithstanding the foregoing, Holders shall not have any voting rights if, at or prior to the effective time of the act with respect to which such vote would otherwise be required, all outstanding shares of Series G Preferred Stock shall have been converted into shares of Common Stock.
          Section 13. Fractional Shares.
          (a) No fractional shares of Common Stock will be issued as a result of any conversion of shares of Series G Preferred Stock.
          (b) In lieu of any fractional share of Common Stock otherwise issuable in respect of any mandatory conversion pursuant to Section 8 hereof, the Company shall pay an amount in cash (computed to the nearest cent) equal to the same fraction of the Closing Price of the Common Stock determined as of the second Trading Day immediately preceding the Mandatory Conversion Date.
          (c) If more than one share of the Series G Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series G Preferred Stock so surrendered.
          Section 14. Reservation of Common Stock.
          (a) Following the receipt of the Stockholder Approvals, the Company shall at all times reserve and keep available out of its authorized and unissued Common Stock or shares acquired by the Company, solely for issuance upon the conversion of shares of Series G Preferred Stock as provided in this Certificate of Designations, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series G Preferred Stock then outstanding, assuming that the Applicable Conversion Price equaled the Reference Purchase Price. For purposes of this Section 14(a), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series G Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.
          (b) Notwithstanding the foregoing, the Company shall be entitled to deliver upon conversion of shares of Series G Preferred Stock, as herein provided, shares of Common Stock acquired by the Company (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such acquired shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

          (c) All shares of Common Stock delivered upon conversion of the Series G Preferred Stock shall be duly authorized, validly issued, fully paid and non- assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).
          (d) Prior to the delivery of any securities that the Company shall be obligated to deliver upon conversion of the Series G Preferred Stock, the Company shall use its reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.
          (e) The Company hereby covenants and agrees that, if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all the Common Stock issuable upon conversion of the Series G Preferred Stock.
          Section 15. Repurchases of Junior Securities. For as long as the Series G Preferred Stock remains outstanding, the Company shall not redeem, purchase or acquire any of its Junior Securities, other than (i) redemptions, purchases or other acquisitions of Junior Securities in connection with any benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or in connection with a dividend reinvestment or stockholder stock purchase plan, (ii) conversions into or exchanges for other Junior Securities and cash solely in lieu of fractional shares of the Junior Securities, and (iii) as a result of reclassification of Junior Securities for or into other Junior Securities. The foregoing provisions shall not restrict the ability of any affiliate of the Company to engage in any market making transactions in Junior Securities in the ordinary course of business.
          Section 16. Replacement Certificates.
          (a) The Company shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Company. The Company shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Company of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Company.
          (b) The Company shall not be required to issue any certificates representing the Series G Preferred Stock on or after the Mandatory Conversion Date. In place of the delivery of a replacement certificate following the Mandatory Conversion Date, the Company, upon delivery of the evidence and indemnity described in clause (a) above, shall deliver the shares of Common Stock pursuant to the terms of the Series G Preferred Stock formerly evidenced by the certificate.

          Section 17. Miscellaneous.
          (a) All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms of this Certificate of Designations) with postage prepaid, addressed: (i) if to the Company, to its office at 1900 East Ninth Street, Cleveland, OH 44114, Attention: [Treasury Department], with a copy to the Company’s Legal Department at 1900 East Ninth Street, Cleveland, OH 44114, Attention: General Counsel, Law Department, Locator number 01-2174, or (ii) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Company, or (iii) to such other address as the Company or any such Holder, as the case may be, shall have designated by notice similarly given.
          (b) The Company shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series G Preferred Stock or shares of Common Stock or other securities issued on account of Series G Preferred Stock pursuant hereto or certificates representing such shares or securities. The Company shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series G Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series G Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.
          (c) No share of Series G Preferred Stock shall have any rights of preemption whatsoever as to any securities of the Company, or any warrants, rights or options issued or granted with respect thereto, regardless of how such securities, or such warrants, rights or options, may be designated issued or granted.
          (d) The shares of Series G Preferred Stock shall not have any voting powers, preferences or relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, other than as set forth herein or in the Certificate of Incorporation or as provided by applicable law.
          Resolved, that all actions taken by the officers and directors of the Company or any of them in connection with the foregoing resolutions through the date hereof be, and they hereby are, ratified and approved.

          In Witness Whereof, National City Corporation has caused this Certificate of Designations to be signed by [•], its [•] and [•], its Assistant Secretary, and its Corporate Seal to be hereunder affixed this 28th day of April, 2008.

National City Corporation

By:

[•], Assistant Secretary